EXHIBIT 10.50

                                LICENSE AGREEMENT
                                -----------------

         This Agreement, effective as of July 26, 1996 ("Effective Date") and executed in duplicate originals, by and between Albert Einstein College of Medicine of Yeshiva University, a division of Yeshiva University, a corporation organized and existing under the laws of the State of New York and having offices at 1300 Morris Park Avenue, Bronx, New York 10461 ("AECOM") and Renaissance Cell Technologies, Incorporated, P.O. Box 16415, Chapel Hill, North Carolina 27516, a corporation organized and existing under the laws of the State of Delaware ("Renaissance").

         WHEREAS, AECOM is the owner of U.S. and foreign patent applications relating to (l) the proliferation of hepatocyte precursors and (2) hepatoblasts and methods of isolating same;

         WHEREAS, Renaissance is desirous of acquiring an exclusive license under such U.S. and foreign patent applications and any patents issuing thereon;

         WHEREAS, AECOM is willing to grant an exclusive license under such U.S. and foreign patent applications and any patents issuing thereon to Renaissance under the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Definitions
         -----------

1.01 "Patent Rights" means the United States and foreign patent applications listed on Appendix A, including any divisionals, continuations and continuations-in-part, and any patents issuing thereon, including any substitutions, extensions, reissues, reexaminations, and inventor's certificates.

1.02 "Licensed Product" means any product, the manufacture, use or sale of which is covered by a claim of Patent Rights.

1.03 "Net Sales" means the total consideration received by Renaissance or its sublicensees for sales by Renaissance or its sublicensees of Licensed Products, less transportation charges, sales tax, use tax, excise tax, value added taxes, custom duties, normal and customary quantity and cash discounts, and allowances and credits for return of Licensed Products.





     Portions of this exhibit marked [ * ] have been omitted pursuant to a request for confidential treatment.

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2.       License Grant
         -------------

2.01 Subject to the rights, if any, of the U.S. Government under 35 U.S.C. ss. 200 et seq., AECOM grants to Renaissance a worldwide, exclusive license with the right by Renaissance to grant sublicenses, under the Patent Rights to make, have made, use, sell, offer for sale and import Licensed Products. Renaissance will not grant any sublicense under Patent Rights unless it first receives the prior written consent of AECOM, which consent will not be unreasonably withheld.

2.02 Nothing contained in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license except as expressly specified in Paragraph 2.01 hereof.

2.03 Notwithstanding the rights granted to Renaissance pursuant to Paragraph 2.01, AECOM shall retain the right to make and use Licensed Products in its own laboratories for scientific purposes and for continued research provided that such Licensed Products are not sold by AECOM.

3.       Payments
         --------

3.01 Renaissance shall pay to AECOM [ * ]percent ([ * ]%) of Net Sales of Licensed Products utilizing hepatic stem or progenitor cells which have not been modified and the isolation of which is covered by a valid or pending patent claim. For all other Licensed Products utilizing hepatic stem or progenitor cells and based on valid or pending patent claims, Renaissance shall pay to AECOM [ * ] percent ([ * ]%) of Net Sales. Renaissance shall make such payments for the longer of ten (10) years from the first commercial sale by Renaissance of a Licensed Product or until the expiration of the Patent Rights which cover a Licensed Product made, used or sold by Renaissance.

3.02     If Renaissance does not terminate this Agreement pursuant to paragraph
         5.02 prior to January 1, 2004, then beginning in the calendar year 2004 and in each calendar year thereafter, Licensee agrees to pay to AECOM guaranteed minimum annual royalties (to be credited against actual royalties payable pursuant to paragraph 3.01) during each calendar year of [ * ] Dollars ($[ * ]). This guaranteed minimum annual royalty is non-refundable and will be paid to AECOM in equal semi-annual installments pursuant to Article 4 during each such calendar year. In no event shall any difference between actual royalties and minimum guaranteed royalties in any such calendar year affect Licensee's obligation to pay minimum guaranteed royalties in any other calendar year.

3.03 Renaissance's failure to pay royalties under paragraph 3.01 or to make any of the payments set forth in paragraph 3.03, after notice of such failure and an opportunity to cure, shall be the equivalent of a termination of this Agreement by Renaissance pursuant to paragraph 5.02.


      [ * ] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

3.04 Only one royalty will be payable on Net Sales by Renaissance of a Licensed Product under paragraph 3.01, regardless of the number of patent claims of Patent Rights covering such Licensed Product.

4.       Payments and Records
         --------------------

4.01 All payments required to be made by Renaissance to AECOM pursuant to this Agreement shall be made to AECOM in U.S. Dollars by check payable to AECOM and sent to the address set out in paragraph 12.01 for AECOM.

4.02     Payment due from Renaissance to AECOM pursuant to paragraphs 3.01 and
         3.02 will be paid within twenty (20) days after the end of each semi-annual period during which the payment accrued. Payment shall be accompanied by a statement of the amount of Net Sales realized by Renaissance, the amount of Net Proceeds received by Renaissance, the amount of any minimum royalty due to AECOM, and the total payment due from Renaissance to AECOM.

4.03 Renaissance shall maintain the usual books of account and records showing sales of Licensed Products, Net Sales attributable to such sales. Such books and records shall be open to confidential inspection by AECOM during usual business hours, by an independent certified public accountant to whom Renaissance has no reasonable objection, for two (2) years after the calendar year to which they pertain, for the sole purpose of verifying the accuracy of the payments made to AECOM by Renaissance pursuant to this Agreement. Inspection shall be reasonably limited to those matters related to Renaissance's payment obligations under this Agreement.

5.       Term and Termination of Agreement
         ---------------------------------

5.01 Unless terminated earlier under other provisions hereof, this Agreement will expire upon the expiration of Renaissance's last obligation to pay royalty hereunder.

5.02 Renaissance may terminate this Agreement and the licenses granted hereunder anytime after execution of this Agreement, by giving notice to AECOM thirty (30) days prior to such termination. Upon any such termination, all rights in Patent Rights will revert to AECOM.

5.03 If either party defaults on or breaches any material condition of this Agreement, the aggrieved party may serve notice upon the other party of the alleged default or breach. If such default or breach is not remedied within sixty (60) days from the date of such notice, the aggrieved party may at its election terminate this Agreement. Any failure to terminate hereunder shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches.

5.04 If either party becomes insolvent or makes an assignment for the benefit of creditors or if proceedings for a voluntary bankruptcy are instituted on behalf of either party or if either party is declared bankrupt or insolvent, the other party may at its election terminate this Agreement by notice to the bankrupt or insolvent party.

5.05 Termination of this Agreement by either party shall not prejudice the right of AECOM to recover any payment due at the time of termination or which becomes due after termination based upon rights vested prior to termination and shall not prejudice any cause of action or claim of either party accruing under the licenses granted herein.

6.       Prohibition On Use of AECOM's Name
         ----------------------------------

6.01 Renaissance shall not use the name of AECOM without its prior written consent, except for the use of AECOM's name by Renaissance as required by law, regulation or judicial order, in which events Renaissance will promptly inform AECOM prior to any such required use.

7.       Patent Prosecution And Maintenance.
         -----------------------------------

7.01 Renaissance will pay the cost of prosecuting and maintaining the Patent Rights using patent counsel selected by Renaissance and reasonably acceptable to AECOM. The parties will keep each other fully informed concerning such applications and will consult with each other concerning the prosecution of such applications.

7.02 Renaissance may, upon reasonable notice to AECOM, decide to discontinue paying the expenses associated with any particular application or patent. If Renaissance decides to discontinue paying such expenses, AECOM may pay such expenses. Renaissance shall retain no further rights in any such application or patent for which Renaissance decides to discontinue paying such expenses and AECOM assumes such responsibility.

8.       Force Majeure
         -------------

8.01 Each party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of such obligations shall be prevented by acts of war, labor difficulties, riot, fire, flood, hurricane, windstorm, acts or defaults of common carriers, governmental laws, acts or regulations, shortage of materials or any other occurrence whether or not similar to the foregoing beyond the reasonable control of the party affected thereby.

9.       Amendment and Assignment
         ------------------------

9.01 This Agreement sets fourth the entire understanding between the parties pertaining to the subject matter hereof.

9.02 Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties.

9.03 Without the prior written approval of the other party, which approval shall not be unreasonably withheld, neither party may assign this Agreement except to a party acquiring substantially all of the assigning party's business to which this Agreement relates and provided that Renaissance makes all required payments to AECOM under paragraph 3.01.

10.      Infringement
         ------------

10.01 Renaissance shall have the right, in its sole discretion and its expense, to initiate legal proceedings on its behalf or in AECOM's name, if necessary, against any infringer of Patent Rights. Renaissance shall notify AECOM of its intention to initiate such proceedings at least thirty (30) days prior to commencement thereof. Any settlement or recovery received by Renaissance from any such proceeding shall be divided [*] percent ([*]%) to Renaissance and [*] percent ([*]%) to AECOM after Renaissance deducts from any such settlement or recovery its reasonable counsel fees and out-of-pocket expenses relative to any such legal proceeding. If Renaissance decides not to initiate legal proceedings against any such infringer, then AECOM shall have the right to initiate such legal proceedings. Any settlement or recovery received from any such proceeding shall be divided [*] percent ([*]%) to Renaissance and [*] percent ([*]%) to AECOM after AECOM deducts from any such settlement or recovery its reasonable counsel fees and out-of-pocket expenses relative to any such legal proceeding.

10.02 In the event that either party initiates or carries on legal proceedings to enforce any Patent Rights against an alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested. Further, the other party at its expense, shall have the right to be represented by counsel of its choice in any such proceeding, provided that the party who initiates or carries on the legal proceedings shall have the sole right to conduct such proceedings and to enter into any settlement thereof for the mutual benefit of AECOM and Renaissance.

11.      Miscellaneous Provisions
         ------------------------

11.01 This Agreement shall be interpreted and construed in accordance with the laws of the State of New York.

11.02 This Agreement has been prepared jointly and shall not be strictly construed against either party.

11.03 If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.



      [ * ] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

11.04 Renaissance agrees to defend at its sole expense, to indemnify and to hold AECOM, its trustees, employees and agents harmless from any claims, liabilities, suits or judgments arising out of this Agreement, so long as such claims, liabilities, suits, or judgments are not attributable to negligent or intentionally wrongful acts or omissions by AECOM, its trustees, employees and agents or a breach by AECOM of this Agreement.

11.05    Nothing in this Agreement is or shall be construed as:

         (a) A warranty or representation by AECOM that anything made or used by Renaissance under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties; or
         (b) Granting by implication, estoppel, or otherwise any license, right or interest other than as expressly set forth herein.

11.06 Except as expressly set forth in this Agreement, the parties MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.

12.      Notices

12.01 Any notice or report required or permitted hereunder shall be given in writing by registered or certified mail, return receipt requested, to the following addresses (or such other address as a party may from time to time instruct the other party):

To AECOM:
--------

Albert Einstein College of Medicine of Yeshiva University
1300 Morris Park Avenue Bronx
New York 10461

Attn: Dr. Sidney L. Goldfischer

With Copy To:
------------
Amster, Rothstein & Ebenstein
90 Park Avenue
New York, New York  10016

Attn: Kenneth P. George, Esq.

To Licensee:
-----------
Renaissance Cell Technologies, Incorporated
P.O. Box 16415
Chapel Hill, North Carolina  27516

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

                                             ALBERT EINSTEIN COLLEGE OF MEDICINE
                                                           OF YESHIVA UNIVERSITY

                                     By      /s/ Emanuel Genn
                                             -------------------------------
Witness:                             Title   Associate Dean for Business Affairs
                                             -------------------------------
/s/ [illegible]                      Date    August 13, 1996
----------------                             -------------------------------

                                     RENAISSANCE CELL TECHNOLOGIES, INC.

                                     By     /s/ Lola M. Reid
                                            --------------------------------
Witness:                             Title  President
                                            -------------------------------
/s/ [illegible]                      Date   July 26, 1996
----------------                            -----------------------------